UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2006

ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Allied Drive, Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (501) 905-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

    On May 3, 2006, ALLTEL Corporation (“Alltel” or the “Company”) issued a Press Release announcing the Company’s first quarter 2006 unaudited consolidated results of operations.  The Press Release presents the Company’s consolidated results of operations measured under generally accepted accounting principles (“GAAP”) and its results of operations from current businesses.

    “Results of operations from current businesses” include the following:

•	Operating income from current businesses

•	Other income, net from current businesses

•	Income taxes from current businesses

•	Net income from current businesses

•	Basic and diluted earnings per share from current businesses

•	Equity free cash flow from current businesses

    The current business measures are non-GAAP financial measures that differ from their respective GAAP counterparts in that they exclude the effects of discontinued operations, amortization expense related to intangible assets recorded in connection with the acquisition of wireless properties, a special cash dividend received on the Company’s investment in Fidelity National Financial, Inc. common stock, a change in accounting for certain operating leases and integration expenses and other charges.

    Alltel’s purpose for excluding items from the current business measures is to focus on Alltel's true earnings capacity associated with providing telecommunication services. Management believes the items excluded from the current business measures are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the trends of the Company's operations. For these reasons, Alltel believes that presenting the current business measures assists investors in assessing the true business performance of the Company by clarifying for investors the effects that certain items such as asset sales, restructuring expenses and other business consolidation costs arising from past acquisition and restructuring activities had on the Company's GAAP consolidated results of operations. The Company uses results from current businesses as management’s primary measure of the performance of its business segments. Alltel’s management, including the chief operating decision-maker, uses the current business measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, resource allocation and the determination of management compensation.

    Equity free cash flow from current businesses is a non-GAAP financial measure that is computed as net income from current businesses plus depreciation and amortization less capital expenditures including capitalized software development costs. The Company believes that reporting equity free cash flow from current businesses assists investors in understanding Alltel’s ability to generate sufficient positive cash flows to fund its ongoing cash operating requirements including capital expenditures, payment of dividends and debt service obligations. Equity free cash flow from current businesses should not be considered in isolation or as a substitute for cash flow from operations prepared in accordance with GAAP.

    The financial tables of Alltel’s Press Release include a reconciliation of each of the non-GAAP financial measures discussed above to its most directly comparable financial measure calculated and presented in accordance with GAAP. A copy of Alltel’s Press Release dated May 3, 2006 is attached hereto as Exhibit 99(a) and is furnished as a part of this filing.

    On May 3, 2006, the Company also released quarterly supplemental financial information of Alltel for the years ended December 31, 2005 and 2004 and for the quarter ended March 31, 2006. This supplemental financial information reflects a change in business segment reporting for the Company’s wireless operations. Effective January 1, 2006, Alltel retrospectively changed its business segment reporting to exclude from wireless segment income the effects of amortization expense related to intangible assets recorded in connection with the acquisition of wireless properties. This amortization expense is now included in corporate expenses. The change in segment reporting reflected a first quarter 2006 decision by Alltel’s management to evaluate the financial performance of the Company’s wireless segment based on operating results that exclude the effects of amortization expense related to acquired intangible assets. Alltel’s management, including the chief operating decision-maker, uses the revised measurement of wireless segment income consistently for all purposes, including internal reporting, evaluation of business objectives, opportunities and performance, resource allocation and the determination of management compensation. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 131 “Disclosures about Segments of an Enterprise and Related Information”, all prior period segment information included in the accompanying supplemental financial data has been reclassified to conform to this new financial reporting presentation.

    The quarterly supplemental information includes a reconciliation of each of the non-GAAP financial measures presented within to its most directly comparable financial measure calculated and presented in accordance with GAAP. The quarterly supplemental financial information is attached hereto as Exhibit 99(b) and is furnished as a part of this filing.

Item 9.01 - Financial Statements and Exhibits.

Exhibit 99(a)	Press Release dated May 3, 2006 of Alltel

Exhibit 99(b)	Supplemental Quarterly Financial Information of Alltel for the years ended
December 31, 2005 and 2004 and for the quarter ended March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

By: /s/ Sharilyn S. Gasaway
Name: Sharilyn S. Gasaway
Title: Executive Vice President - Chief Financial Officer
(Principal Financial Officer)

Date: May 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99(a)	Press Release dated May 3, 2006 of Alltel

Exhibit 99(b)	Supplemental Quarterly Financial Information of Alltel for the years ended
December 31, 2005 and 2004 and for the quarter ended March 31, 2006